UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2011

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

Mines Management, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide shareholders preliminary unaudited summary financial information for the fiscal year ended December 31, 2010.  The information presented below are estimates and subject to the completion of the Company’s financial statements and audit for the fiscal year ended December 31, 2010.  Actual results may vary from those contained in this Current Report on Form 8-K.  Audited financial results will be provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which will supersede this summary financial data.

Summary Financial Data

(Unaudited)

Year Ended December 31, 2010
Statement of Operations Data	$16,839
Royalty revenue
Operating expenses
General and administrative	$4,322,560
Technical services	$3,658,927
Depreciation	$1,022,413
Legal, accounting, consulting	$542,632
Other	$231,740
Total operating expenses	$9,778,272
Loss from operations	$(9,761,433)

Balance Sheet Data
Current assets
Cash and cash equivalents	$4,866,840
Certificates of deposit	$1,519,797
Other	$208,319
Total current assets	$6,594,956
Property plant and equipment, net	$4,186,402
Available-for-sale securities	$3,720,994
Reclamation deposits	$1,236,846
Total assets	$15,739,198

Total Liabilities	$3,114,196

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011

Mines Management, Inc.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer